Exhibit 99.1

PRESS RELEASE

Contact:	Bill Foust	Paul Roberts
	770-569-4203	770-569-4277

SCHWEITZER-MAUDUIT ANNOUNCES CONTINUATION

OF SUPPLY AGREEMENT WITH PHILIP MORRIS

Alpharetta, GA, December 22, 2005.  Schweitzer-Mauduit International, Inc. (NYSE:SWM) today announced that it has reached agreement with Philip Morris USA Inc. to continue their strategic supply agreement for fine papers.  The term of the agreement is from January 1, 2006 to December 31, 2008.  The strategic supply agreement continues Schweitzer-Mauduit’s ongoing supply of tobacco-related papers to Philip Morris USA Inc.  The two companies have been operating under a strategic supply agreement since January 1, 1993.

Schweitzer-Mauduit International, Inc. is a diversified producer of premium specialty papers and the world’s largest supplier of fine papers to the tobacco industry.  It also manufactures specialty papers for use in alkaline batteries, vacuum cleaner bags, overlay products, saturating base papers, business forms and printing and packaging applications.  Schweitzer-Mauduit and its subsidiaries conduct business in over 90 countries and employ 3,700 people worldwide, with operations in the United States, France, Brazil, Indonesia, the Philippines and Canada.  For further information, please visit the Company’s Web site at www.schweitzer-mauduit.com.

###